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                                                                     EXHIBIT 5.1




                  [GARY STEVEN FINDLEY & ASSOCIATES LETTERHEAD]



                                 August 16, 2002

Plumas Bancorp
35 S. Lindan Avenue
Quincy, California 95971


Re:     Registration Statement on Form S-8


Gentlemen:

At your request, we have examined the form of Registration Statement to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, for the offer and sale, pursuant to the Plumas Bank 1991 Stock Option Plan, as amended of 96,640 shares of Plumas Bancorp no par value common stock ("Common Stock")issuable upon the exercise of stock options granted under the Plumas Bank 1991 Stock Option Plan, as amended. We are familiar with the actions taken or to be taken in connection with the authorization, issuance and sale of the Common Stock.

It is our opinion that, subject to said proceedings being duly taken and completed as now contemplated before the issuance of the Common Stock, said Common Stock, will, upon the issuance and sale thereof in accordance with the Plumas Bank 1991 Stock Option Plan, as amended referred to in the Registration Statement, be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration
Statement.

                                             Respectfully submitted,

                                             GARY STEVEN FINDLEY & ASSOCIATES



                                             By:  /s/ Gary Steven Findley
                                                 -------------------------------
                                                      Gary Steven Findley
                                                      Attorney at Law


GSF:bl